UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2023

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-40471	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221 Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SBEV	NYSE American LLC
Warrants to purchase shares of common stock	SBEV-WT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 3, 2023, the Board of Directors (the “Board”) of Splash Beverage Group, Inc. (the “Company”) appointed Bill Caple as a member of the Board. Mr. Caple began serving on the Board on May 1, 2023.

In consideration for his services as a director, and subject to Board approval, Mr. Caple will be granted an option to purchase 125,000 shares of the Company’s common stock, per year for three years. In the first year, the exercise price of the options will be $1.26 and the options will vest 12 months from the date of grant. The second and third years will be determined at the Board’s discretion. Mr. Caple will also receive $50,000 per annum as a member of the Board, $10,000 per committee chair held, $5,000 per committee participation, and $1,000 per in-person board meeting.

Mr. Caple does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Caple and any other persons pursuant to which he was selected as a director, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2023

SPLASH BEVERAGE GROUP, INC.

/s/ Robert Nistico
Robert Nistico
Chief Executive Officer